As filed with the Securities and Exchange Commission on December 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1758322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jan Stern Reed

Senior Vice President, General Counsel and Corporate Secretary

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth B. Wallach Mark Brod Simpson Thacher & Bartlett LLP 425 Lexington Ave. New York, NY 10017 Telephone: (212) 455-2000	Collin G. Smyser Mark L. Dosier Kelsey Chin Walgreens Boots Alliance, Inc. 104 Wilmot Road Deerfield, Illinois 60015

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price and amount of Debt Securities are being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

PROSPECTUS

Walgreens Boots Alliance, Inc.

Debt Securities

Walgreens Boots Alliance, Inc. may, from time to time, offer and sell debt securities in one or more series. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain the specific terms of the debt securities offered. The prospectus supplements will also describe the specific manner in which we will offer the debt securities. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest.

The debt securities may be offered and sold to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the debt securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell debt securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors referred to on page 4 of this this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or debt securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus, the applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, or the SEC, under a shelf registration process. Under this shelf registration process, we may sell debt securities under this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the debt securities offered, any initial public offering price, the price paid to us for the debt securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of these debt securities. For more detail on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Walgreens Boots Alliance, Inc. and its consolidated subsidiaries. References to “debt securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Because Walgreens Boots Alliance, Inc. is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), we may add to and offer additional debt securities by filing a prospectus supplement with the SEC at the time of the offer.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

Walgreens Boots Alliance, Inc. filed a registration statement on Form S-3 to register with the SEC the debt securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our debt securities.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

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We incorporate by reference the documents listed below:

1.	Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2015; and

2.	Current Reports on Form 8-K of Walgreens Boots Alliance, Inc. filed on October 16, 2015, October 28, 2015 (but only with respect to information included under Item 8.01, including exhibit 99.2), October 29, 2015, November 5, 2015, November 23, 2015, December 11, 2015 and December 16, 2015.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

Documents may also be available on our website at investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated, including, but not limited to:

•	the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements;

•	the impact of generic prescription drug inflation;

•	the timing and magnitude of the impact of branded to generic drug conversions;

•	our ability to realize anticipated synergies and achieve anticipated financial, tax and operating results in the amounts and at the times anticipated;

•	supply arrangements including our commercial agreement with AmerisourceBergen Corporation (“AmerisourceBergen”), the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects;

•	the risks associated with equity investments in AmerisourceBergen;

•	the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of our contractual obligations;

•	the amount of costs, fees, expenses and charges incurred in connection with strategic transactions;

•	whether the actual costs associated with restructuring activities will exceed estimates;

•	our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions in the amounts and at the times anticipated;

•	the timing and amount of any impairment or other charges;

•	changes in management’s assumptions;

•	the risks associated with governance and control matters;

•	the ability to retain key personnel;

•	changes in economic and business conditions generally or in the markets in which we participate;

•	changes in financial markets, interest rates and foreign currency exchange rates;

•	the risks associated with international business operations;

•	the risk of unexpected costs, liabilities or delays;

•	changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms;

•	risks of inflation in the cost of goods;

•	risks associated with the operation and growth of our customer loyalty programs;

•	competition;

•	risks associated with new business areas and activities;

•	risks associated with acquisitions, divestitures, joint ventures and strategic investments; and

•	the risks associated with the integration of complex businesses, subsequent adjustments to preliminary purchase accounting determinations, outcomes of legal and regulatory matters and changes in legislation, regulations or interpretations thereof.

These and other risks, assumptions and uncertainties are described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

INDUSTRY AND MARKET DATA

We use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

THE COMPANY

Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) is the first global, pharmacy-led health and wellbeing enterprise and had net sales of $103.4 billion in the fiscal year ended August 31, 2015. Our purpose is to help people across the world lead healthier and happier lives.

Together with our equity method investments, as of August 31, 2015:

•	we are a global leader in pharmacy-led health and wellbeing retail, with more than 13,100 stores in 11 countries;

•	we are one of the largest global pharmaceutical wholesale and distribution networks, with more than 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year in 19 countries;

•	we are one of the world’s largest purchasers of prescription drugs and other health and wellbeing products; and

•	we employ more than 370,000 employees, of which more than 100,000 are healthcare providers such as pharmacists, pharmacy technicians, nurse practitioners and other health related professionals.

Our portfolio of retail and business global brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, including No7, Botanics, Liz Earle and Soap & Glory. Our global brands portfolio is enhanced by our in-house new product research and development and manufacturing capabilities. We seek to further drive innovative ways to address global health and wellness challenges. We believe we are well positioned to expand customer offerings in existing markets and become a health and wellbeing partner of choice in emerging markets.

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor to Walgreens, an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. Our telephone number is (847) 315-2500. Walgreens Boots Alliance’s common stock trades on the NASDAQ Stock Market under the symbol “WBA”.

RISK FACTORS

Investing in the debt securities involves significant risks. Before you invest in the debt securities, in addition to the other information contained in this prospectus and in the applicable prospectus supplement, you should carefully consider the risks and uncertainties identified in Walgreens Boots Alliance’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years is set forth below. For the purpose of computing these ratios, “earnings” consist of earnings before income tax provision and before adjustment for income or loss from equity investees, interest, distributed income of equity-method investees, and the portions of rentals representative of the interest factor. “Fixed charges” consist of interest expense (which includes amortization of capitalized debt issuance costs), capitalized interest and the portions of rentals representative of the interest factor.

	Fiscal Years Ended August 31,
	2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(a)	3.43	3.14	3.57	3.68	4.54

(a)	As Walgreens Boots Alliance became the successor of Walgreens on December 31, 2014, the consolidated ratio of earnings to fixed charges reflect the results of operations and financial position of Walgreens and its subsidiaries for periods prior to December 31, 2014 and of Walgreens Boots Alliance and its subsidiaries for periods after the closing of the Reorganization and the Second Step Transaction on December 31, 2014.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. Until we apply the proceeds from the sale of the debt securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, money market accounts, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations or other short-term investments.

DESCRIPTION OF DEBT SECURITIES

The following description briefly summarizes certain terms and provisions of the debt securities to which a prospectus supplement may relate. We may issue debt securities from time to time in one or more series. Each time we offer debt securities, the prospectus supplement related to that offering will describe the applicable terms.

As required by United States federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an “indenture.” An indenture is a contract to be entered into by us and a financial institution, acting as trustee on your behalf. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles:

•	First, subject to some limitations, the trustee can enforce your rights against us if we default.

•	Second, the trustee performs certain administrative duties for us, which include sending you notices and, if the trustee also performs the service of paying agent, interest payments.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under an indenture between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee (the “indenture”).

This description does not describe every aspect of the debt securities. We urge you to read the indenture governing the debt securities because it, and not this description, defines your rights as a holder of debt securities. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. This description is not complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture covering the debt securities, as described below, including definitions of some terms used in the indenture. The indenture is subject to any amendments or supplements that we may enter into from time to time, as permitted under the indenture.

References to “we,” “us,” “our” and “issuer” in this section refer to Walgreens Boots Alliance, Inc. and any successors (and not its subsidiaries).

General

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our unsecured, unsubordinated obligations. As unsubordinated debt securities, they will rank equally with all of our other unsecured and unsubordinated indebtedness.

Our debt securities are effectively subordinated to all existing and future indebtedness and other liabilities, including trade payables and capital lease obligations, of any of our subsidiaries. This may affect your ability to receive payments on our debt securities.

The indenture provides for the issuance by us from time to time of debt securities in one or more series. The indenture does not limit the aggregate principal amount of debt securities we may issue under the indenture. In addition, the indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that we may issue.

The indenture sets forth the specific terms of any series of debt securities or provides that such terms will be set forth in, or determined pursuant to, an authorizing resolution and officers’ certificate or a supplemental indenture, if any, relating to that series. The prospectus supplement relating to a particular series of debt securities will describe the specific terms of the series of debt securities offered by that prospectus supplement and this prospectus.

We may issue debt securities with terms different from those of debt securities that may already have been issued. All debt securities of any one series need not be issued at the same time and, unless otherwise so provided, we may from time to time, without the consent of holders of any series of debt securities, create and issue additional debt securities, having the same terms and conditions and with the same CUSIP, ISIN and other identifying number as any series of debt securities initially issued, in an unlimited aggregate principal amount, except for issue date, issue price and the first payment of interest thereon. Any such additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding debt securities of the applicable series, provided that any such additional debt securities that are not fungible with the applicable series of debt securities initially issued for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

A series may be reopened for issuances of additional debt securities of such series; provided, however, that, pursuant to the indenture, any additional debt securities that are not fungible with the previously outstanding debt securities of the applicable series for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number than the previously outstanding debt securities of the applicable series.

There is no requirement that we issue debt securities in the future under the same indenture, and we may use other indentures or documentation, containing materially different provisions, in connection with future issues of other debt securities.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, the indenture does not contain any provisions that would limit our ability to incur indebtedness (other than certain secured indebtedness to the extent described in the prospectus supplement relating to that series of debt securities that may be issued by us) or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving our company. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. Reference is made to the prospectus supplement relating to the particular series of debt securities being offered for information about any deletions from, modifications or additions to the events of default or covenants described below, including any addition of a covenant or other provisions providing event risk or similar protection.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that particular series.

Covenants

The indenture contains certain restrictive covenants that apply, or may apply, to Walgreens Boots Alliance and its Subsidiaries (as defined below). The covenants described below under “Limitation on Liens,” “Limitation on Sale and Leaseback Transactions” and “Merger, Consolidation or Sale of Assets” will not apply to a series of debt securities issued under the indenture unless we specifically so provide in the applicable prospectus supplement.

Limitation on Liens

We agree that we will not, and will not permit any Restricted Subsidiary (as defined below) to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (“Debt”), secured by a Mortgage (as defined below) upon any Operating Property (as defined below) owned by, or leased to, us or any of our Restricted Subsidiaries, or upon shares of capital stock or Debt issued by any Restricted Subsidiary and owned by us or any

Restricted Subsidiary, at the issue date of each applicable series of outstanding debt securities or thereafter acquired, without effectively providing concurrently that such outstanding debt securities authenticated and delivered under the indenture (together with, if we so determine, any other Debt of ours or any Restricted Subsidiary then existing or thereafter created which is not subordinate in right of payment to such outstanding debt securities) are secured equally and ratably with, or at our option, prior to such Debt so long as such Debt is so secured.

The foregoing restrictions will not apply to Debt secured by the following, and the Debt so secured will be excluded from any computation under the next succeeding paragraph below:

1.	Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt existing at the time of the acquisition thereof;

2.	Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt issued by any Restricted Subsidiary and owned by us or any Restricted Subsidiary) of a corporation or other entity existing at the time such corporation or other entity is merged into or consolidated with us or a Restricted Subsidiary or within 365 days thereof or at the time of a sale, lease or other disposition of the properties of such corporation or other entity (or a division of such corporation or other entity) as an entirety or substantially as an entirety to us or a Restricted Subsidiary or within 365 days thereof;

3.	Mortgages on property, assets (including, without limitation, shares of capital stock) or Debt of a corporation or other entity existing at the time such corporation or other entity becomes a Restricted Subsidiary;

4.	Mortgages in favor of us or a Restricted Subsidiary;

5.	Mortgages to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property or assets (including, without limitation, shares of capital stock), or to secure Debt incurred to provide funds for any such purpose, provided that the commitment of the creditor to extend the credit secured by any such Mortgage shall have been obtained not later than 365 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or assets or (b) the placing in operation of such property or assets;

6.	Mortgages in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country, or any department, agency or instrumentality or any political subdivision thereof, to secure partial, progress, advance or other payments;

7.	Mortgages incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103 (b) of the Internal Revenue Code; and

8.	Mortgages existing on the issue date of the applicable series of outstanding debt securities or any extension, renewal, replacement or refunding of any Debt secured by a Mortgage existing on the issue date of the applicable series of outstanding debt securities or referred to in clauses (1) to (3), (5) or (7), provided that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) to (3), (5) or (7) shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Notwithstanding the restrictions described above, we and our Restricted Subsidiaries may create, incur, issue, assume or guarantee Debt secured by Mortgages without equally and ratably securing the outstanding debt securities authenticated and delivered under the indenture if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired, the aggregate amount of all such Debt secured by Mortgages (other than (i) any Debt secured by Mortgages permitted as described in clauses (1) through (7) of the immediately preceding paragraph and (ii) any Debt secured in compliance with the first paragraph of this covenant) that would otherwise be subject to these restrictions, together with all Attributable Debt (as defined below) with respect to Sale and Leaseback

Transactions (as defined below) (other than with respect to certain Sale and Leaseback Transactions that are permitted as described in the second full paragraph under the caption “—Limitation on Sale and Leaseback Transactions” below) does not exceed 15% of Consolidated Net Tangible Assets (as defined below).

“Board of Directors” means our board of directors or any authorized committee thereof.

“Consolidated Net Tangible Assets” means, at any date, the total amount, as shown on or reflected in our most recent consolidated balance sheet as of the end of our most recent fiscal quarter, of all of our assets and all of the assets of our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (giving pro forma effect to any acquisition or disposition of assets with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter), less (i) all current liabilities (due within one year) as shown on such balance sheet, except for current maturities of long-term debt and of obligations under capital leases, (ii) investments in and advances to Unrestricted Subsidiaries and (iii) Intangible Assets.

“Domestic Subsidiary” means any Subsidiary of ours that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of ours that is not organized under the laws of the United States or any jurisdiction within the United States and any direct or indirect Subsidiary thereof.

“Intangible Assets” means, at any date, the value, as shown on or reflected in our most recent consolidated balance sheet as of the end of our most recent fiscal quarter, of all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles of ours and our consolidated subsidiaries on a consolidated basis in accordance with United States generally accepted accounting principles (and giving pro forma effect to any acquisition or disposition of assets of the issuer or any of its subsidiaries with fair value in excess of $100,000,000 that has occurred since the end of such fiscal quarter as if such acquisition or disposition had occurred on the last day of such fiscal quarter).

“Mortgage” means, with respect to any property or assets, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Operating Property” means any real property or equipment located within the United States and owned by, or leased to, us or any of our Subsidiaries (excluding current assets, motor vehicles, mobile materials-handling equipment and other rolling stock, cash registers and other point-of-sale recording devices and related equipment and data processing and other office equipment) that has a net book value (after deduction of accumulated depreciation) in excess of 1.0% of Consolidated Net Tangible Assets.

“Restricted Subsidiary” means any Domestic Subsidiary other than an Unrestricted Subsidiary; provided, however, the Board of Directors of the issuer may declare any such Unrestricted Subsidiary to be a Restricted Subsidiary effective on or after the date such resolution is adopted.

“Subsidiary” means any corporation or other entity of which at least a majority of the outstanding capital stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the directors, managers or trustees of such corporation or other entity, irrespective of whether or not at the time capital stock or other equity securities of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by us or by one or more of our Subsidiaries, or by us and one or more of our Subsidiaries.

“Unrestricted Subsidiary” means any Domestic Subsidiary designated as an Unrestricted Subsidiary from time to time by our Board of Directors; provided, however, that our Board of Directors (i) will not designate as an Unrestricted Subsidiary any of our Domestic Subsidiaries that owns any Operating Property or any capital stock of a Restricted Subsidiary, (ii) will not continue the designation of any of our Domestic Subsidiaries as an

Unrestricted Subsidiary at any time that such Domestic Subsidiary owns any Operating Property, and (iii) will not, nor will it cause or permit any Restricted Subsidiary to, transfer or otherwise dispose of any Operating Property to any Unrestricted Subsidiary (unless such Unrestricted Subsidiary will in connection therewith be redesignated as a Restricted Subsidiary and any pledge, mortgage, security interest or other lien arising in connection with any Debt of such Unrestricted Subsidiary so redesignated does not extend to such Operating Property (unless the existence of such pledge, mortgage, security interest or other lien would otherwise be permitted under the indenture)).

Limitation on Sale and Leaseback Transactions

We agree that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property that has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), unless either:

•	within 365 days after the receipt of the proceeds of the sale or transfer, we or any Restricted Subsidiary apply an amount equal to the net proceeds of the sale of such Operating Property at the time of such sale or transfer to either (or a combination of) (i) the prepayment or retirement of Senior Funded Debt (as defined below) or (ii) the purchase, construction or development of other property or assets; or

•	we or such Restricted Subsidiary would be entitled, at the effective date of the sale or transfer, to incur Debt secured by a Mortgage on such Operating Property, in an amount at least equal to the Attributable Debt in respect of the Sale and Leaseback Transaction, without equally and ratably securing the debt securities pursuant to the covenant described under “—Limitation on Liens” above.

The foregoing restriction in the paragraph above will not apply to any Sale and Leaseback Transaction (i) for a term of not more than three years including renewals, (ii) the effective date of any such arrangement or the purchaser’s commitment therefor is within 365 days prior or subsequent to the acquisition of an Operating Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later, or (iii) between us and a Restricted Subsidiary or between Restricted Subsidiaries, provided that the lessor is us or a wholly owned Restricted Subsidiary.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the amount of future minimum lease rental payments during the remaining term of the lease, less any amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, discounted using the methodology used to calculate the present value of operating lease payments in our most recent Annual Report on Form 10-K preceding the date of determination reflecting that calculation.

“Funded Debt” means Debt (including, without limitation, guarantees in respect thereof and capital lease obligations) which matures more than one year from the date of creation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date or which is classified, in accordance with United States generally accepted accounting principles, as long-term debt on the consolidated balance sheet for the most-recently ended fiscal quarter (or if incurred subsequent to the date of such balance sheet, would have been so classified) of the person for which the determination is being made. Funded Debt does not include (1) obligations created pursuant to operating leases, (2) any Debt or portion thereof maturing by its terms within one year from the time of any computation of the amount of outstanding Funded Debt unless such debt shall be extendable or renewable at the sole option of the obligor in such manner that it may become payable more than one year from such time, or (3) any Debt for which money in the amount necessary for the payment or redemption of such Debt is deposited in trust either at or before the maturity date thereof.

“Senior Funded Debt” means all Funded Debt of ours or any person (except Funded Debt, the payment of which is subordinated to the payment of the debt securities authenticated and delivered under the indenture).

Merger, Consolidation or Sale of Assets

We covenant not to consolidate or amalgamate with or merge into any other person (whether or not affiliated with us) or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any other person (whether or not affiliated with us), unless (a) the person formed by such consolidation or amalgamation or into which we are merged or the person which acquires by conveyance or transfer, or which leases, our properties and assets as an entirety or substantially as an entirety is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by supplemental indenture satisfactory in form to the trustee, executed by the successor person and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on, and additional amounts, if any, with respect to all of the debt securities authenticated and delivered under the indenture, and the performance of our obligations under the indenture and the outstanding debt securities authenticated and delivered thereunder and shall provide for conversion or exchange rights in accordance with the provisions of the debt securities authenticated and delivered under the indenture of any series that are convertible or exchangeable into common stock or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or a Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing; and (c) we or the successor person have delivered to the trustee an officers’ certificate and an opinion of counsel, each satisfactory to the trustee and stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent in the indenture provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, (1) any conveyance, transfer or lease of assets between or among the issuer and any of its subsidiaries or between or among any subsidiaries of the issuer or (2) any consolidation, amalgamation or merger of the issuer’s subsidiaries with or into the issuer, shall not be prohibited under the indenture.

Events of Default

Each of the following events will constitute an event of default under the indenture with respect to any series of debt securities issued:

•	default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when interest or additional amounts become due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable at their maturity, upon any redemption, upon declaration of acceleration or otherwise;

•	default in the deposit of any sinking fund payment when and as due by the terms of any debt security of such series;

•	default in the performance, or breach, of any covenant or agreement of ours contained in the indenture for the benefit of such series or in the debt securities of such series (other than a covenant or agreement a default in the performance or the breach of which is dealt with elsewhere in the indenture or which is expressly included in the indenture solely for the benefit of a series of debt securities other than such series), and continuance of such default or breach for a period of 90 days after written notice of such default as provided in the indenture;

•	if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our debt (including any event of default under any other series of debt securities), whether such debt now exists or is created or incurred in the future, happens and consists of default in the payment of more than $200 million in principal amount of such debt at its maturity (after giving effect to any applicable grace period) or results in more than $200 million in principal amount of such debt becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such acceleration shall not be rescinded or annulled within ten days after notice thereof; provided, however, that, if such default under such mortgage, indenture or instrument is cured by us, or waived by the holders of such debt, in each case as may be permitted by such mortgage, indenture or instrument, then the event of default under the indenture caused by such default will be deemed likewise to be cured or waived;

•	particular events in bankruptcy, insolvency or reorganization of us; or

•	any other event of default provided in or pursuant to the indenture with respect to debt securities of such series.

No event of default with respect to a particular series of debt securities issued under the indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. Any modifications to the foregoing events of default will be described in any prospectus supplement.

The indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding (other than an event of default described in the sixth bullet above) occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of such series may declare the principal amount of all outstanding debt securities of such series, or such other amount as may be provided for in the debt securities of such series, to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

If an event of default described in the sixth bullet above (relating to events in bankruptcy, insolvency or reorganization of us) occurs, all unpaid principal of and accrued interest on the outstanding debt securities of that series (or such lesser amount as may be provided for in the debt securities of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of any debt security of that series.

At any time after a declaration of acceleration with respect to the debt securities of any series is made and before a judgment or decree for payment of the money due is obtained by the Trustee, and subject to particular other provisions of the indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of such series, by written notice to us and the Trustee, may, under some circumstances, rescind and annul such declaration and its consequences.

Within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the Trustee shall deliver to all holders of debt securities of such series notice of such default hereunder actually known to a responsible officer of the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any debt security of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the holders of debt securities of such series; and provided, further, that in the case of any default of the character specified in the fourth bullet of the first paragraph above with respect to debt securities of such series, no such notice to holders shall be given until at least 90 days after the occurrence thereof. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default with respect to debt securities of such series.

Governing Law

The indenture and the debt securities issued thereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Trustee under the indenture is Wells Fargo Bank, National Association (the “Trustee”).

PLAN OF DISTRIBUTION

We may sell our debt securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of debt securities underwritten or purchased by them, the initial public offering price of the debt securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the debt securities may be deemed to be underwriters, and compensation received by them on resale of the debt securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The debt securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase debt securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

If underwriters are utilized in the sale of any debt securities in respect of which this prospectus is being delivered, such debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of debt securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such debt securities if any are purchased.

If a dealer is utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell debt securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the debt securities so offered and sold.

Offers to purchase debt securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase debt securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of debt securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Each series of debt securities will be a new issue and will have no established trading market. We may elect to list any series of debt securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the debt securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The place and time of delivery for debt securities will be set forth in the applicable prospectus supplement for such debt securities.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, the validity of the debt securities to be issued by us and certain other legal matters will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Any underwriters, dealers or agents will be advised about the validity of the debt securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2015 and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and, for the years ended August 31, 2014 and 2013, states that their report is based in part on the report of KPMG LLP, an independent registered public accounting firm, which is also incorporated herein by reference, with respect to the consolidated financial statements of Alliance Boots GmbH (which was accounted for using the equity method of accounting) insofar as it relates to the amounts included in our equity investment and equity in earnings in Alliance Boots GmbH, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2014, and for the year ended May 31, 2014 and ten months ended May 31, 2013, and includes an explanatory paragraph on a change in accounting method for our equity investment and equity earnings in Alliance Boots GmbH to eliminate the three month reporting lag and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting (such audit did not include the internal control over financial reporting at Alliance Boots GmbH and its subsidiaries)). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alliance Boots GmbH as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K filed October 28, 2015, in reliance upon the report of KPMG LLP, independent auditors, which is incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the debt securities being registered hereby.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Accounting fees and expenses	(2)
Printing expenses	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 and are not estimable at this time.
(2)	These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

As permitted by the DGCL, the Walgreens Boots Alliance Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of Walgreens Boots Alliance’s directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended.

As a result of this provision, Walgreens Boots Alliance’s ability or that of Walgreens Boots Alliance’s stockholders to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the Walgreens Boots Alliance Amended and Restated By-Laws provide that any person who is or was a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses is sought or at the time any proceeding relating thereto exists or is brought), a director or officer, trustee, fiduciary, employee or agent of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (a “covered person”) shall be indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent authorized by the DGCL, as the same exists or may be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Walgreens Boots Alliance Amended and Restated By-Laws provide that, to the fullest extent authorized by the DGCL as the same exists or may be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater rights to advancement of expenses than said law permitted the corporation to provide prior to such amendment or modification), each covered person shall have the right, without the need for any action by the Board of Directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses.

Walgreens Boots Alliance also provides insurance from commercial carriers against certain liabilities incurred by Walgreens Boots Alliance’s directors and officers.

The foregoing summaries are subject to the complete text of the DGCL and Walgreens Boots Alliance’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and are qualified in their entirety by reference thereto.

Any underwriting agreements that the registrant may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 17th day of December, 2015.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ George R. Fairweather
George R. Fairweather
Executive Vice President and Global Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stefano Pessina, George R. Fairweather and Jan Stern Reed, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of December, 2015.

/s/ Stefano Pessina Stefano Pessina Executive Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	/s/ George R. Fairweather George R. Fairweather Executive Vice President and Global Chief Financial Officer (Principal Financial Officer)

/s/ James A. Skinner James A. Skinner Executive Chairman of the Board and Director	/s/ Kimberly R. Scardino Kimberly R. Scardino Senior Vice President, Global Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Janice M. Babiak Janice M. Babiak, Director	/s/ David J. Brailer David J. Brailer, Director

/s/ William C. Foote William C. Foote, Director	/s/ Ginger L. Graham Ginger L. Graham, Director

/s/ John A. Lederer John A. Lederer, Director	/s/ Dominic P. Murphy Dominic P. Murphy, Director

/s/ Barry Rosenstein Barry Rosenstein, Director	/s/ Leonard D. Schaeffer Leonard D. Schaeffer, Director

/s/ Nancy M. Schlichting Nancy M. Schlichting, Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement relating to the debt securities

2.1	Purchase and Option Agreement by and among Walgreen Co., Alliance Boots GmbH and AB Acquisitions Holdings Limited dated June 18, 2012 and related annexes (incorporated by reference to Annex B-1 to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.2	Amendment No. 1, dated August 5, 2014, to the Purchase and Option Agreement and Walgreen Co. Shareholders Agreement, by and among Walgreen Co., Alliance Boots GmbH, AB Acquisitions Holdings Limited, Walgreen Scotland Investments LP, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Annex B-2 to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.3	Reorganization Agreement and Plan of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.4	Amendment No. 1, dated December 23, 2014, to the Reorganization Agreement and Plan of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Walgreens Boots Alliance, Inc.’s Current Report on Form 8-K (File No. 1-36759) filed with the SEC on December 24, 2014).

2.5	Amendment No. 2, dated December 29, 2014, to the Reorganization Agreement and Plan of Merger, dated October 17, 2014, as amended December 23, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Exhibit 2.3 to Walgreens Boots Alliance, Inc.’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2014 (File No. 1-36759) filed with the SEC on December 30, 2014).

4.1	Indenture, dated as of December 17, 2015, between Walgreens Boots Alliance, Inc. and Wells Fargo Bank, National Association, as trustee.

4.2*	Form of Debt Securities of Walgreens Boots Alliance, Inc.

5.1	Opinion of Simpson Thacher & Bartlett LLP

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K (File No. 001-36759) filed with the SEC on October 28, 2015).

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

23.3	Consent of KPMG LLP

23.4	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors of Walgreens Boots Alliance, Inc. (included on the signature page of this registration statement)

25.1	Form of T-1 Statement of Eligibility of Trustee

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K to be incorporated by reference herein in connection with an offering of debt securities.

E-1